UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2024

Azenta, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Summit Drive, Burlington, MA 01803
(Address of principal executive offices and Zip Code)

(978) 262-2400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition

On November 12, 2024, Azenta, Inc. (“Azenta” or the “Company”) announced via press release its financial results for the fiscal quarter and year ended September 30, 2024. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2024, Azenta, Inc. (the “Company”) appointed Lawrence Lin as its Executive Vice President and Chief Financial Officer, effective as of Effective Time (as defined below), to succeed the Company’s current Executive Vice President and Chief Financial Officer, Herman Cueto, who is departing from his role at the Company. Mr. Cueto is expected to remain the Company’s Principal Financial Officer until the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, immediately after which time (the “Effective Time”), Mr. Lin will become the Company’s Principal Financial Officer. Following the Effective Time, Mr. Cueto will remain with the Company as an employee advisor through December 1, 2024, and thereafter as a consultant to facilitate the transition in accordance with the terms of his arrangements as described below.

In exchange for Mr. Cueto’s execution and delivery of the release of claims against the Company and his service as a consultant during the period beginning on December 2, 2024 and ending on February 28, 2025 (or such earlier date as determined in Mr. Cueto’s discretion) (the “Consulting Period”), pursuant to the terms of his transition and severance agreement and release dated as of November 12, 2024 (the “Transition Agreement”), following the expiration of the Consulting Period, Mr. Cueto will be eligible to receive, in addition the amounts payable to him in the event of a termination without cause under the terms his offer letter with the Company dated September 21, 2023: (i) Mr. Cueto’s annual performance incentive for the fiscal year ended September 30, 2024, calculated in accordance the Company’s historical practices and payable when bonuses are paid to other senior executives of the Company, (ii) (a) with respect to Mr. Cueto’s restricted stock unit awards granted on November 16, 2023 and August 9, 2024, full vesting acceleration as of the end of the Consulting Period and (b) with respect Mr. Cueto’s other outstanding equity awards, continued vesting through the Consulting Period and (iii) 6 months’ outplacement services.

Mr. Lin, age 47, brings over 20 years of finance experience and joins Azenta from GeoStabilization International LLC, a privately held industrial company specializing in geohazard mitigation, where he served as Chief Financial Officer from 2022 to 2024. Before this, from 2021 to 2022, Mr. Lin was Senior Vice President of Finance Operations at PHC Holdings Corporation, a leading diversified diagnostic, life sciences and medical device company based in Japan. Mr. Lin’s prior roles include Vice President of Finance Operations at KaVo Kerr, a dental equipment manufacturer previously part of Danaher, from 2019-2021, and Vice President of Finance for North America (CFO) and Global Functions at LivaNova, a global medtech company, from 2016 to 2019. Mr. Lin holds a bachelor’s degree in finance from California State University, Fullerton. None of the organizations listed above is a parent, subsidiary or other affiliate of the Company.

Pursuant to an offer letter dated as of November 11, 2024 between Mr. Lin and the Company (the “Offer Letter”), Mr. Lin will be entitled to (i) an annual base salary of $540,000, (ii) an annual cash bonus opportunity under the Company’s Incentive Compensation Plan with an annual target equal to 80% of his annual base salary, (iii) a grant restricted stock units with a grant date value of $1,998,000 million, of which 50% will vest based on performance and 50% will vest in substantially equal annual installments over the three-year period commencing on the date of grant, (iv) a new hire cash bonus of $250,000 , subject to 100% or 50% repayment if Mr. Lin voluntarily resigns before the first or second anniversary of the Effective Date, respectively, and (v) an additional grant of restricted stock units with a grant date value of $250,000 that will vest in substantially equal annual installments over the two-year period commencing on the Effective Date (the “Make-Whole Award”). The equity grants will be, in each case, subject to the Company’s Amended and Restated 2020 Equity Incentive Plan, and the terms and conditions of the applicable award agreement which will each provide that the award will be subject to a continuing service vesting requirement. In addition, Mr. Lin will be eligible to participate in the Company’s sponsored benefit plans available to other executive level Company employees.

Under the Offer Letter, if Mr. Lin’s employment’s employment is terminated without “cause” or for “good reason” unrelated to a “change in control” (each term, as defined in the Offer Letter), Mr. Lin will be eligible for (i) salary continuation payments at Mr. Lin’s then current annual base salary rate and continued coverage under the Company’s medical, dental and vision plans for a period of up to 12 months, and (ii) immediate vesting of the portion of the Make-Whole Award that is scheduled to vest in the 12-month period immediately following such termination, subject in each case, to Mr. Lin’s execution of the Company’s customary separation agreement and waiver of claims.

Under the Offer Letter, if Mr. Lin’s employment is terminated without “cause” or for “good reason” within one year following a “change in control” (each term, as defined in the Offer Letter), Mr. Lin will be eligible to receive (i) a lump sum equal to Mr. Lin’s current annual base salary, (ii) a pro-rated bonus for the year in which the termination occurs, and (iii) continued coverage under the Company’s medical, dental and vision plans for a period of up to one year, subject in each case, to Mr. Lin’s execution of the Company’s customary separation agreement and waiver of claims.

Further, in connection with Mr. Lin’s appointment, Mr. Lin and the Company will enter into the Company’s standard form indemnification agreement for executive officers (the “Indemnification Agreement”).

Except for the Offer Letter and the Indemnification Agreement, there is no arrangement or understanding between Mr. Lin and any other person pursuant to which Mr. Lin was selected as an officer. Mr. Lin is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Lin has no family relationships with any of the Company’s directors or executive officers.

The foregoing descriptions of the Transition Agreement and the Offer Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Transition Agreement and the Offer Letter, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Earnings press release issued on November 12, 2024 by Azenta, Inc.
10.1	Transition and Severance Agreement and Release dated November 12, 2024 between Azenta, Inc. and Herman Cueto
10.2	Offer Letter, dated November 11, 2024, between Azenta, Inc. and Lawrence Lin
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.

/s/ Jason W. Joseph
Date: November 12, 2024	Jason W. Joseph
Senior Vice President, General Counsel and Secretary